Exhibit 5.2

Tel: +1 (604) 669-1119 Fax: +1 (604) 669-1953 meplaw.ca

February 22, 2021

Brookfield Infrastructure Corporation

250 Vesey Street, 15th Floor

New York, New York 10281

Dear Sirs/Mesdames:

Re:    Brookfield Infrastructure Corporation - Issuance of Class A Exchangeable

          Subordinate Voting Shares

We have acted as local counsel in the Province of British Columbia to Brookfield Infrastructure Corporation (the “Company”) in connection with the Registration Statement on Form F-4 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of certain Class A Exchangeable Subordinate Voting Shares in the authorized capital of the Company in connection with the offer to exchange contemplated by the Registration Statement (the “Subject Shares”).

In connection with giving this opinion, we have examined, but not participated in the preparation or negotiation of, the Registration Statement (including exhibits thereto). We have also examined originals, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents as we have considered necessary in order to express the opinion set out below. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company, including an officer’s certificate of the Company dated as of the date hereof (the “Officer’s Certificate”).

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Our opinions are limited solely to the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia now in effect (“British Columbia Law”). In particular, to the extent that British Columbia Law would require the application of the laws of any other jurisdiction, no opinions are expressed as to the laws of such other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has been declared effective by order of the Commission and the Subject Shares have been issued as described in the Registration Statement and the directors’ resolutions of the Company dated February 17, 2021, such Subject Shares will be validly issued, fully paid and non-assessable shares in the authorized share capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

This opinion letter is furnished solely for the benefit of the addressees and only in connection with the transactions contemplated in the Registration Statement and may not be relied upon by any other person or used for any other purpose. Our opinions are given as of the date of this opinion letter; among other things, our opinions do not take into account any circumstance (including changes in law or facts and changes to any matters described in the Officer’s Certificate) that may occur after that date and we can give no assurance that a transaction that occurs after the date of this opinion letter will not be affected by future changes to the law. We expressly disclaim any obligation or undertaking to advise any persons to whom this opinion letter is addressed, or any other persons entitled to rely on this opinion letter, of any matters or any change in matters (including, without limitation, any facts or circumstances or any subsequently enacted, published or reported laws, regulations or judicial decisions having retroactive effect) which may come to our attention after the date of this opinion letter and which may affect any of our opinions.

Yours very truly,

/s/ Michael, Evrensel & Pawar LLP